Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact:
Julia Hallisey
Investor Relations
(203) 504-1063

Aircastle to Announce Second Quarter Earnings on August 8, 2008

Stamford, CT.  July 24, 2008 – Aircastle Limited (NYSE: AYR) announced today that it plans to release its second quarter results for the period ended June 30, 2008 on August 8, 2008 before the market opens.

In connection with the earnings release, management will host an earnings conference call on Friday, August 8, 2008 at 12:00 P.M. Eastern time. A copy of the earnings release will be posted to the Investors section of the Aircastle Limited website provided below. All interested parties are welcome to participate on the live call. The conference call can be accessed by dialing (866) 510-4578 (from within the U.S.) or (706) 634-9537 (from outside of the U.S.) ten minutes prior to the scheduled start and referencing the “Aircastle Second Quarter Earnings Call.”

A webcast of the conference call will be available to the public on a listen-only basis at www.aircastle.com.  Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. A replay of the webcast will be available for three months following the call.

For those who are not available to listen to the live call, a replay will be available until 11:59 P.M. Eastern time on Friday, August 15, 2008 by dialing (800) 642-1687 (from within the U.S.) or (706) 645-9291 (from outside of the U.S.); please reference passcode "57141497."

About Aircastle Limited
Aircastle Limited is a global company that acquires and leases high-utility commercial jet aircraft to airlines throughout the world.  As of June 30, 2008 Aircastle had acquired and committed to acquire aviation assets having an aggregate purchase price equal to $4.3 billion and $1.3 billion, respectively, for a total of approximately $5.6 billion.

For more information regarding Aircastle and to be added to our email distribution list, please visit www.aircastle.com.